Exhibit 10.2

INTREPID POTASH, INC.

FIFTH AMENDMENT TO

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Senior Secured Notes, Series A, due April 16, 2020

Senior Secured Notes, Series B, due April 14, 2023

Senior Secured Notes, Series C, due April 16, 2025

Dated as of April 17, 2020

To the Holders of the Senior Notes

of Intrepid Potash, Inc.

Named in the Attached Schedule I

Ladies and Gentlemen:

Reference is made to the Amended and Restated Note Purchase Agreement dated as of October 31, 2016 among Intrepid Potash, Inc. (the “Company”) and the Existing Noteholders listed in Schedule A attached thereto, as amended by the First Amendment to Amended and Restated Note Purchase Agreement dated as of November 9, 2016, the Second Amendment to Amended and Restated Note Purchase Agreement dated as of November 21, 2016, the Third Amendment to Amended and Restated Note Purchase Agreement dated as of December 22, 2016 and the Fourth Amendment to Amended and Restated Note Purchase Agreement dated as of June 30, 2017 (as so amended, the “Existing Note Purchase Agreement”). You are referred to herein individually as a “Holder” and collectively as the “Holders.” The Existing Note Purchase Agreement, as amended by this Fourth Amendment to Amended and Restated Note Purchase Agreement (this “Amendment Agreement”) and as may be further amended, restated, supplemented or otherwise modified from time to time, is referred to herein as the “Note Purchase Agreement”. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Note Purchase Agreement.

The Company has requested that the Holders agree to certain amendments to the Existing Note Purchase Agreement. The undersigned Holders have agreed to such amendments on the terms and conditions set forth herein.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the undersigned Holders agree as follows:

1.                AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

Effective as of the Amendment Effective Date, the Existing Note Purchase Agreement is hereby amended as set forth on Schedule II attached hereto (such amendments, collectively, the “Amendments”).

2.                REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the Holders as follows:

2.1            No Default or Event of Default. No event has occurred and no condition exists that, as of the date hereof or as of the Amendment Effective Date, would constitute a Default or Event of Default.

2.2           Authorization, etc. The execution, delivery and performance by the Company of this Amendment Agreement has been duly authorized by all necessary corporate action and does not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Purchase Agreement, this Amendment Agreement and the Notes each constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3           Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Amendment Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, corporate charter or by-laws, or any other Material agreement, lease, or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

2.4           Disclosure. This Amendment Agreement and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection herewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Holders by or on behalf of the Company.

2.5           Revolving Credit Agreement Amendment. No fee or other consideration or remuneration has been paid or will be paid to the Revolving Agent or any Revolving Lender as an inducement to enter into the Revolving Credit Agreement Amendment (as defined below).

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3.                AMENDMENT EFFECTIVE DATE

The Amendments shall become effective as of the date on which each of the following conditions precedent has been satisfied in full (the “Amendment Effective Date”):

3.1            Execution and Delivery of Amendment Agreement. Holders constituting the Required Holders shall have executed and delivered this Amendment Agreement and the Holders shall have received a counterpart of this Amendment Agreement duly executed and delivered by the Company.

3.2           Confirmation of Subsidiary Guaranty. The Holders shall have received a counterpart of the Consent and Reaffirmation attached hereto as Annex A duly executed and delivered by each Subsidiary Guarantor.

3.3            Representations and Warranties True. The representations and warranties set forth in Section 2 hereof shall be true and correct on such date in all respects.

3.4            Revolving Credit Agreement. Each of the Company (as defined in the Revolving Credit Agreement), the Revolving Agent and the Revolving Lenders shall have duly executed and delivered a First Amendment to Credit Agreement (the “Revolving Credit Agreement Amendment”), in form and substance satisfactory to the Required Holders, and the Holders shall have received a fully executed copy thereof.

3.5            Fees and Expenses. The Company shall have paid all reasonable fees, expenses and costs of the Holders’ special counsel, Morgan, Lewis & Bockius LLP incurred in connection with the preparation, negotiation, execution and delivery of this Amendment Agreement and the other documents related hereto to the extent invoiced at least one Business Day prior to the date hereof.

4.                MISCELLANEOUS

4.1            Ratification. Subject to the Amendments, the Note Purchase Agreement, the Notes and each of the other agreements, documents, and instruments executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects as of the date hereof.

4.2            Reference to and Effect on the Note Purchase Agreement. On and after the Amendment Effective Date, each reference in the Note Purchase Agreement and in other documents describing or referencing the Note Purchase Agreement to the “Agreement,” “Note Purchase Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended hereby.

4.3            Binding Effect. This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4           Governing Law. This Amendment Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

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4.5            Counterparts. This Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument. Delivery of an executed signature page by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.

4.6            Release. In further consideration of the execution by the Holders of this Amendment Agreement, the Company, on behalf of itself and each of its Subsidiaries and Affiliates, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges each of the Holders and each of their respective advisors, professionals and employees, each affiliate of the foregoing and all of their respective successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising at law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurring on or prior to the date hereof, in any way concerning, relating to, or arising from (a) any of the Releasors, (b) the Note Purchase Agreement, the Notes, the Subsidiary Guaranty or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or any of the obligations thereunder, (c) the financial condition, business operations, business plans, prospects or creditworthiness of the Company, and/or (d) the negotiation, documentation and execution of this Amendment Agreement and any documents relating hereto. The Company, on behalf of itself and the other Releasors, hereby acknowledges that they collectively have been advised by legal counsel of the meaning and consequences of this release.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company and the undersigned Holders have caused this Amendment Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

INTREPID POTASH, INC.

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President - Finance

[Signature Page to Fifth Amendment to Note Purchase Agreement]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA

By:	Nuveen Alternatives Advisors LLC, its investment manager

By:	/s/ Ji Min Shin
Name:	Ji Min Shin
Title:	Senior Director

[Signature Page to Fifth Amendment to Note Purchase Agreement]

COMPEER FINANCIAL, PCA
as successor to 1st Farm Credit Services, PCA

By:	/s/ Daniel J. Best
Name:	Daniel J. Best
Title:	Director, Capital Markets

[Signature Page to Fifth Amendment to Note Purchase Agreement]

THE GUARDIAN LIFE INSURANCE COMPANY OF
AMERICA

By:	/s/ Gwendolyn S. Foster
Name:	Gwendolyn S. Foster
Title:	Managing Director

[Signature Page to Fifth Amendment to Note Purchase Agreement]

FARM CREDIT SERVICES OF AMERICA, PCA

By:	/s/ Thomas L. Markowski
Name:	Thomas L. Markowski
Title:	Vice President

[Signature Page to Fifth Amendment to Note Purchase Agreement]

ANNEX A

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Fifth Amendment to Amended and Restated Note Purchase Agreement (the “Amendment Agreement”) dated as of April 17, 2020, among Intrepid Potash, Inc. (the “Company”) and the Holders party to the Amended and Restated Note Purchase Agreement, dated as of October 31, 2016, as amended by the First Amendment to Amended and Restated Note Purchase Agreement dated as of November 9, 2016, the Second Amendment to Amended and Restated Note Purchase Agreement dated as of November 21, 2016, the Third Amendment to Amended and Restated Note Purchase Agreement dated as of December 22, 2016 and the Fourth Amendment to Amended and Restated Note Purchase Agreement dated as of June 30, 2017 (as amended thereby and by the Amendment Agreement and as further amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Note Purchase Agreement. Without in any way establishing a course of dealing by the Holders, each of the undersigned consents to the Amendment Agreement and reaffirms the terms and conditions of the Subsidiary Guaranty executed by it in connection with the Note Purchase Agreement and acknowledges and agrees that such Subsidiary Guaranty remains and shall remain in full force and effect and hereby reaffirms, ratifies and confirms (a) in all respects each and every obligation and covenant made by it in such Subsidiary Guaranty and (b) that such Subsidiary Guaranty remains the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms. All references to the Note Purchase Agreement contained in such Subsidiary Guaranty shall be a reference to the Note Purchase Agreement as modified by the Amendment Agreement and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified.

Dated: April 17, 2020

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Consent and Reaffirmation to be executed by its officers thereunto duly authorized, as of the date written immediately above.

INTREPID POTASH – MOAB, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President - Finance

INTREPID POTASH – WENDOVER, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President - Finance

INTREPID POTASH–NEW MEXICO, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President - Finance

[Signature Page to Consent and Reaffirmation (Amended and Restated Note Purchase Agreement)]

203 E. FLORENCE, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President - Finance

MOAB GAS PIPELINE, LLC

By:	Intrepid Potash, Inc., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Vice President - Finance

[Signature Page to Consent and Reaffirmation (Amended and Restated Note Purchase Agreement)]

SCHEDULE II

Amendments to Existing Note Purchase Agreement

1.	Section 5.17(c) (Deposit Accounts and Securities Accounts) of the Existing Note Purchase Agreement is hereby amended to insert the parenthetical “(other than the SBA PPP Account)” immediately after the phrase “of the Loan Parties” appearing therein.

2.	Section 9.14 ([Reserved]) of the Existing Note Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“9.14.      SBA PPP Loan.

(a)       The Company shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all applicable provisions of the Paycheck Protection Program and (ii) use commercially reasonable efforts to conduct its business in a manner that maximizes the amount of the SBA PPP Loan that is forgiven.

(b)       The Company shall, and shall cause each of its Subsidiaries to, (i) maintain all records required to be submitted in connection with the forgiveness of any SBA PPP Loan, (ii) promptly apply for forgiveness of such SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act in all material respects and (iii) provide each holder of Notes with a copy of its application for forgiveness and supporting documentation reasonably requested by the Required Holders in connection with the forgiveness of any SBA PPP Loan.

(c)       The Company shall, and shall cause each of its Subsidiaries to, maintain the proceeds of the SBA PPP Loan at the SBA PPP Account.”

3.	Section 10.3 (Indebtedness) of the Existing Note Purchase Agreement is hereby amended by (i) deleting the word “and” at the end of clause (o); (ii) replacing the period at the end of clause (p) with “; ”; and (iii) adding a new clauses (q) and (r) as follows:

“(q)	Permitted SBA PPP Loan; and
(r)	Indebtedness constituting CARES Act Deferred Payments.”

4.	Schedule B (Defined Terms) of the Existing Note Purchase Agreement is hereby amended as follows:

a.	The following new definitions are hereby added to Schedule B in their proper alphabetical order to read as follows:

"CARES Act" means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations thereunder, as amended from time to time.

“Cares Act Deferred Payments” means all payroll taxes, other taxes or any other amounts, payment of which is, in each case, deferred in accordance with the CARES Act.

Schedule II - 1

“Paycheck Protection Program” means the Paycheck Protection Program established under the CARES Act.

“Permitted SBA PPP Loan” means any SBA PPP Loan incurred by the Company on or prior to April 30, 2020 so long as: (a) such SBA PPP Loan is unsecured, (b) Company has delivered to each holder of the Notes a completed copy of the borrower application form submitted to the financial institution from which such SBA PPP Loan is obtained, (c) at the time of incurrence thereof and after giving effect thereto, including the use of proceeds thereof, the aggregate outstanding principal amount of all such Indebtedness does not exceed $10,000,000 and (d) the terms of the loan documents governing such SBA PPP Loan do not result in an Event of Default under this Agreement.

"Small Business Act" means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“SBA” means the U.S. Small Business Administration.

“SBA PPP Account” means account #***** maintained with the Revolving Agent.

"SBA PPP Loan" means a loan incurred by the Company under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).

b.	The definition of “Consolidated EBITDA” is amended by amending and restating clause (2) appearing therein to read in its entirety as follows:

“(2) all non-cash income or gains or any cancellation of indebtedness income arising in connection with the forgiveness of the SBA PPP Loan,”

c.	The definition of “Excluded Escrow/Cash Collateral Account” is hereby amended and restated to read in its entirety as follows:

“Excluded Escrow/Cash Collateral Account” means:

(a) any Deposit Account containing only escrowed amounts or cash collateral, in each case in favor of or securing obligations owed to Governmental Authorities, provided that any Lien on such Deposit Account is permitted in accordance with Section 10.4,

(b) the SBA PPP Account, or

(c) that certain Deposit Account of the Company located at U.S. Bank National Association with account number ******, provided that such Deposit Account contains exclusively cash collateral, in an amount not to exceed $550,000 at any time, which secures a letter of credit in the face amount of $500,000 issued by U.S. Bank National Association to the landlord under a real estate lease of the Company.

d.	The definition of “Indebtedness” is amended by (i) deleting the word “and” appearing after clause (x) appearing therein, (ii) replacing the period appearing at the end of clause (xi) appearing therein with “, and” and (iii) inserting a new clause (xii) immediately after clause (xi) appearing therein which clause (xii) shall read in its entirety as follows:

“(xii) all CARES Act Deferred Payments of such Person which are due and payable.”

Schedule II - 2